Exhibit 99.1

Investor Contact:	Media Contact:

Murray Louis	Dana Grosser
(610) 676-1932	(610) 676-2459
mlouis@seic.com	dgrosser@seic.com
Pages: 8

FOR IMMEDIATE RELEASE

SEI REPORTS SECOND-QUARTER 2009 FINANCIAL RESULTS

OAKS, Pa., July 22, 2009 — SEI Investments Company (NASDAQ:SEIC) today announced financial results for second-quarter 2009, reporting decreases in revenues, net income attributable to SEI, and diluted earnings per share compared to second-quarter 2008.

Consolidated Overview

	For the Three Months			For the Six Months
(In thousands, except earnings per share)	Ended June 30,			Ended June 30,
	2009	2008	%	2009	2008	%
Revenues	$252,009	$329,523	-24%	$500,620	$663,431	-25%
Net Income attributable to SEI	41,571	46,164	-10%	75,771	95,110	-20%
Diluted Earnings Per Share	$0.22	$0.24	-8%	$0.40	$0.48	-17%

“While the capital markets did improve in the second quarter, their still-depressed levels continue to have a significant negative impact on our second-quarter financial results as compared to the second quarter, 2008,” said Alfred P. West, Jr., SEI Chairman and CEO.

“We have resized our company and put in place certain cost reduction initiatives which are reflected in our second-quarter results. We are concentrating our marketing and sales activities where we have short and intermediate term opportunities for revenue growth. At the same time, our positive cash flow allows us to maintain a strong capital base and balance sheet so we can implement our long-term strategies to grow our business.

“In these times, it is especially important to focus on our clients’ well-being and success. We are firm in our belief that what we are doing today will significantly benefit our clients and SEI both today and in the future.”

Summary of Second-Quarter and Year to Date Results by Business Segment

(In thousands)	For the Three Month Period			For the Six Month Period
	Ended June 30,			Ended June 30,
	2009	2008	%	2009	2008	%
Private Banks:
Revenues	$86,645	$103,602	-16%	$183,593	$210,656	-13%
Expenses	70,761	85,367	-17%	149,559	171,534	-13%

Operating Profit	$15,884	$18,235	-13%	$34,034	$39,122	-13%
Operating Margin	18%	18%		19%	19%

Investment Advisors:
Revenues	39,582	61,848	-36%	77,090	122,367	-37%
Expenses	25,939	31,551	-18%	53,048	62,927	-16%

Operating Profit	13,643	30,297	-55%	24,042	59,440	-60%
Operating Margin	34%	49%		31%	49%

Institutional Investors:
Revenues	42,164	51,300	-18%	81,543	101,989	-20%
Expenses	23,264	29,328	-21%	47,434	59,468	-20%

Operating Profit	18,900	21,972	-14%	34,109	42,521	-20%
Operating Margin	45%	43%		42%	42%

Investment Managers:
Revenues	33,371	37,307	-11%	66,703	73,800	-10%
Expenses	22,245	25,012	-11%	45,112	50,976	-12%

Operating Profit	11,126	12,295	-10%	21,591	22,824	-5%
Operating Margin	33%	33%		32%	31%

Investments in New Businesses:
Revenues	1,169	1,864	-37%	2,423	3,698	-34%
Expenses	2,325	4,147	-44%	5,618	8,799	-36%

Operating Loss	(1,156)	(2,283)	49%	(3,195)	(5,101)	37%
Operating Margin	n/a	n/a		n/a	n/a

LSV:
Revenues	49,078	73,602	-33%	89,268	150,921	-41%
Expenses (1)	31,709	45,840	-31%	58,155	93,196	-38%

Operating Profit	17,369	27,762	-37%	31,113	57,725	-46%
Operating Margin	35%	38%		35%	38%

Consolidated Segment
Totals:
Revenues	$252,009	$329,523	-24%	$500,620	$663,431	-25%
Expenses	176,243	221,245	-20%	358,926	446,900	-20%

Operating Profit	$75,766	$108,278	-30%	$141,694	$216,531	-35%
Operating Margin	30%	33%		28%	33%

(1)	Includes $24,429 and $38,072 for the three-month period ended June 30, 2009 and 2008, respectively, and $43,291 and $79,310 for the six-month period ended June 30, 2009 and 2008, respectively of noncontrolling interest of the other partners of LSV.

A reconciliation of the totals reported for the business segments to the applicable line items in the Consolidated Statements of Income for the three-and six-month periods ended June 30, 2009 and 2008 is as follows:

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Total operating profit from business segments	$75,766	$108,278	$141,694	$216,531

Corporate overhead expenses	(8,697)	(10,347)	(18,338)	(20,456)
Noncontrolling interest reflected in segments	24,737	39,082	43,800	81,270
LSV Employee Group Expenses (1)	(1,820)	(1,819)	(3,640)	(3,640)

Income from operations	$89,986	$135,194	$163,516	$273,705

(1)	Includes $1,806 for the three-month period ending June 30, 2009 and 2008, and $3,611 for the six-month period ended June 30, 2009 and 2008 of amortization expense related to intangible assets owned by LSV Employee Group LLC. The amortization is offset through noncontrolling interest since SEI does not have any ownership in LSV Employee Group LLC.

Second-Quarter Business Commentary:

•

Revenues were down across all segments due to the decline in the capital markets. The Institutional Investors and Investment Managers segments partially offset the negative capital market impact with new business growth. Investment processing revenues helped the Private Banks segment offset the negative capital markets as well.

•

The second-quarter 2009 results include losses of $2.3 million associated with SIV-related issues involving SEI-sponsored money market funds. SEI has recognized cumulative losses of $200.0 million associated with these SIV-related issues through June 30, 2009. Additional information pertaining to SIV-related issues involving SEI-sponsored money market funds is contained in SEI’s 2008 Form 10-K filed February 25, 2009 and SEI’s 2009 first-quarter Form 10-Q filed May 4, 2009.

•

In June 2009, SEI purchased the remaining SIVs from the SLAT Prime Obligation Fund for $57.5 million. SEI borrowed $59.0 million on its credit facility in order to finance the purchase of the notes. As a result of this purchase, SEI’s obligation under the Capital Support Agreement with the SLAT Prime Obligation Fund was canceled.

•	Our obligation under the Capital Support Agreement with the SDIT Prime Obligation Fund is $30.0 million at June 30, 2009.

•	Assets under management increased by $12.9 billion during the second-quarter 2009 to $135.7 billion, primarily due to market appreciation.

•	In the second-quarter, SEI purchased 453,000 shares of its common stock for $7.7 million.

Earnings Conference Call

A conference call to review earnings is scheduled for 2:00 PM ET on July 22, 2009. Investors may listen to the call at www.seic.com (Investor Information section), or listen at www.earnings.com, a service of Thomson Streetevents. The call may also be accessed at numerous financial services web sites including AOL and Yahoo. Investors may also listen to replays at these web sites, or by telephone at (USA) 1-800-475-6701; (International) 320-365-3844, access code 107763.

About SEI

SEI (NASDAQ:SEIC) is a leading global provider of outsourced asset management, investment processing and investment operations solutions. The company’s innovative solutions help corporations, financial institutions, financial advisors, and affluent families create and manage wealth. As of June 30, 2009, through its subsidiaries and partnerships in which the company has a significant interest, SEI administers $360 billion in mutual fund and pooled assets and manages $136 billion in assets. SEI serves clients, conducts or is registered to conduct business and/or operations, from numerous offices worldwide. For more information, visit www.seic.com.

Many of the statements in this release may be considered “forward looking statements” and include discussions about future operations, strategies and financial results. Forward-looking statements are based upon estimates and assumptions that involve risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe our assumptions are reasonable, they could be inaccurate. Our actual future revenues and income could differ materially from our expected results. We have no obligation to publicly update or revise any forward-looking statements.

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,
	2009	2008
Asset management, admin. and distribution fees	$183,209	$260,931
Information processing and software servicing fees	54,694	57,088
Transaction–based and trade execution fees	14,106	11,504

Total revenues	252,009	329,523

Commissions and fees	36,139	43,045
Compensation, benefits and other personnel	67,031	83,529
Consulting, outsourcing and professional fees	18,711	26,611
Data processing and computer related	11,177	11,229
Facilities, supplies and other costs	16,203	18,417
Depreciation and amortization	12,762	11,498

Total expenses	162,023	194,329

Income from operations	89,986	135,194

Net loss on investments	(2,533)	(27,294)
Interest and dividend income	1,937	3,223
Interest expense	(1,051)	(808)

Income before taxes	88,339	110,315

Income taxes	24,212	27,572

Net income	64,127	82,743

Less: Net income attributable to the noncontrolling interest	(22,556)	(36,579)

Net income attributable to SEI	$41,571	$46,164

Diluted earnings per common share	$0.22	$0.24

Shares used to calculate diluted earnings per common share	191,933	195,992

Basic earnings per common share	$0.22	$0.24

Shares used to calculate basic earnings per common share	191,023	192,187

SEI INVESTMENTS COMPANY

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share data)

(Unaudited)

	Six Months Ended June 30,
	2009	2008
Asset management, admin. and distribution fees	$352,573	$520,990
Information processing and software servicing fees	116,911	117,227
Transaction–based and trade execution fees	31,136	25,214

Total revenues	500,620	663,431

Commissions and fees	73,692	88,340
Compensation, benefits and other personnel	143,899	167,421
Consulting, outsourcing and professional fees	39,861	53,368
Data processing and computer related	22,692	21,777
Facilities, supplies and other costs	31,636	35,802
Depreciation and amortization	25,324	23,018

Total expenses	337,104	389,726

Income from operations	163,516	273,705

Net loss on investments	(16,983)	(51,340)
Interest and dividend income	3,648	7,361
Interest expense	(1,850)	(1,775)

Income before taxes	148,331	227,951

Income taxes	33,141	56,747

Net income	115,190	171,204

Less: Net income attributable to the noncontrolling interest	(39,419)	(76,094)

Net income attributable to SEI	$75,771	$95,110

Diluted earnings per common share	$0.40	$0.48

Shares used to calculate diluted earnings per common share	191,671	197,102

Basic earnings per common share	$0.40	$0.49

Shares used to calculate basic earnings per common share	191,053	192,908

CONDENSED BALANCE SHEETS

(In thousands)

	(Unaudited) June 30, 2009	December 31, 2008
Assets

Cash and short-term investments	$493,128	$416,643
Restricted cash	17,000	14,000
Receivables	207,573	208,209
Other current assets	55,300	100,819

Total current assets	773,001	739,671

Property and equipment, net	144,058	148,124
Marketable securities	165,295	86,693
Capitalized software, net	285,118	270,606
Goodwill	22,842	22,842
Intangible assets, net	48,689	52,518
Other assets, net	19,819	21,261

Total assets	$1,458,822	$1,341,715

Liabilities

Current liabilities (1)	$147,585	$329,894
Long-term debt	272,288	24,332
Deferred income taxes	96,295	104,548
Long-term liabilities	4,913	4,067

Total SEI Investments Company shareholders’ equity	836,826	769,152
Noncontrolling interest	100,915	109,722

Total Equity	937,741	878,874

Total liabilities and equity	$1,458,822	$1,341,715

(1)	Includes $29,973 and $173,983 at June 30, 2009 and December 31, 2008, respectively, of an accrual related to money market funds support agreements.

SEI INVESTMENTS COMPANY

ASSET BALANCES

(In millions)

(Unaudited)

	Jun. 30, 2008	Sep. 30, 2008	Dec. 31, 2008	Mar. 31, 2009	Jun. 30, 2009
Private Banks:
Equity/Fixed Income prgms.	$18,163	$14,436	$10,573	$9,679	$10,892
Collective Trust Fund prgm.	955	1,028	1,145	1,198	1,176
Liquidity funds	8,345	9,253	9,194	8,929	7,581

Total assets under mgmt.	$27,463	$24,717	$20,912	$19,806	$19,649

Client assets under admin.	13,242	12,301	10,622	9,920	10,143

Total assets	$40,705	$37,018	$31,534	$29,726	$29,792

Investment Advisors:
Equity/Fixed Income prgms.	$31,938	$27,817	$21,631	$18,832	$21,705
Collective Trust Fund prgm.	2,259	2,471	2,606	2,716	2,621
Liquidity funds	2,410	2,859	3,436	3,458	2,469

Total assets under mgmt.	$36,607	$33,147	$27,673	$25,006	$26,795

Institutional Investors:
Equity/Fixed Income prgms.	$43,608	$39,775	$34,966	$32,565	$36,955
Collective Trust Fund prgm.	947	1,001	942	791	755
Liquidity funds	3,950	3,930	4,582	3,802	3,462

Total assets under mgmt.	$48,505	$44,706	$40,490	$37,158	$41,172

Investment Managers:
Equity/Fixed Income prgms.	$19	$10	$8	$3	$3
Collective Trust Fund prgm.	6,572	6,453	5,974	6,917	6,794
Liquidity funds	438	699	869	898	505

Total assets under mgmt.	$7,029	$7,162	$6,851	$7,818	$7,302

Client assets under admin. (A)	228,722	256,553	234,628	221,798	213,930

Total assets	$235,751	$263,715	$241,479	$229,616	$221,232

Investments in New Businesses:
Equity/Fixed Income prgms.	$838	$704	$519	$472	$473
Liquidity funds	98	115	153	157	133

Total assets under mgmt.	$936	$819	$672	$629	$606

LSV Asset Management
Equity/Fixed Income prgms.	$57,692	$51,296	$37,714	$32,308	$40,210

Consolidated:
Equity/Fixed Income prgms (B)	$152,258	$134,038	$105,411	$93,859	$110,238
Collective Trust Fund prgm.	10,733	10,953	10,667	11,622	11,346
Liquidity funds	15,241	16,856	18,234	17,244	14,150

Total assets under mgmt.	$178,232	$161,847	$134,312	$122,725	$135,734

Client assets under admin. (C)	241,964	268,854	245,250	231,718	224,073

Total assets	$420,196	$430,701	$379,562	$354,443	$359,807

(A)	Client assets under administration in the Investment Managers segment include $68,673 of assets balances that require limited services and therefore are at fee levels below our normal full service assets.
(B)	Equity/Fixed Income programs include $1,941 of assets invested in various asset allocation funds at June 30, 2009.
(C)	In addition to the numbers presented, SEI also administers an additional $7,483 in Funds of Funds assets (as of June 30, 2009) on which SEI does not earn an administration fee.